UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

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WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
30 Isabella Street
Pittsburgh, Pennsylvania 15212

SUPPLEMENT TO THE PROXY STATEMENT
FOR THE 2020 ANNUAL MEETING OF
STOCKHOLDERS TO BE HELD ON FRIDAY, MAY 15, 2020

This supplements the proxy statement of Westinghouse Air Brake Technologies Corporation (the “Company”) previously filed with the SEC and furnished to stockholders on April 3, 2020 in connection with the solicitation of proxies by the Board of Directors for the Company’s 2020 annual meeting of stockholders to be held on Friday, May 15, 2020, at 11:30 a.m., Eastern Time.  At the annual meeting, among other items, stockholders will be asked to approve an advisory (non-binding) resolution relating to the approval of the Company’s named executive officer compensation (the “say-on-pay advisory proposal”), as described in the Proxy Statement.

This supplement is being filed with the SEC and being made available to stockholders on May 7, 2020.  This supplement should be read in conjunction with the proxy statement.

Supplemental Disclosure Concerning Severance Arrangement for Mr. Santana.

On May 6, 2020, the Company and Rafael Santana, its President and CEO, signed a severance agreement.  The material terms of the agreement are substantially the same as the February 25, 2019 summary of employment terms by which Mr. Santana joined the Company following the GE Transportation merger and disclosed in the proxy statement, except that upon termination of Mr. Santana’s employment by the Company other than for “cause” (as defined) or by Mr. Santana for “good reason” (as defined), Mr. Santana will be entitled to severance benefits equal to 200% of the sum of his then-current salary and target annual bonus amount plus accrued compensation and continued medical benefits for two years.  In addition, the Company and Mr. Santana signed a change-in-control continuation agreement in substantially the form signed by other Company senior executives and described in the proxy statement.

Additional Information.

Wabtec’s advisory say-on-pay advisory proposal is subject to approval by stockholders at the annual meeting.

If you have already voted by internet, telephone or mail, you do not need to take any action unless you wish to change your vote. Proxy voting instructions already returned by stockholders (via internet, telephone or mail) will remain valid and will be voted at the annual meeting unless revoked.

Important information regarding how to vote your shares and how to change your vote is available in the proxy statement under the heading “General—How to Vote” and “General—Changing Your Vote”.

Other than the supplemental disclosure included above, this supplement does not revise or update any other information in the proxy statement.  From and after the date of this supplement, any reference to the proxy statement are to the proxy statement as supplemented hereby.

By order of the Board of Directors,

David L. DeNinno
Executive Vice President,
General Counsel and
Secretary

May 7, 2020

The proxy statement and Wabtec’s annual report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.